                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
                                      10 7/8% Senior Subordinated Notes due 2012
                                          CUSIP Nos. 749564 AC 4 and U76218 AB 9

                               R.H. DONNELLEY INC.

                  PROSPECTUS SUPPLEMENT DATED NOVEMBER 10, 2003
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 8 7/8% senior notes due 2010 and/or 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                   ---------------------------------------- ------------------------------------------
                                                                               Principal Amount      Principal Amount
                                     Principal Amount     Principal Amount         of Senior             of Senior
                                     of Senior Notes      of Senior Notes     Subordinated Notes    Subordinated Notes
 Name of Selling Security Holder           Owned               Offered               Owned               Offered
---------------------------------- -------------------- -------------------- -------------------- --------------------
Commonwealth of Pennsylvania..                      --                   --  $         2,075,000  $         2,075,000
Jyske Invest 4 (PAL)(30)......     $           100,000  $           100,000            1,725,000            1,725,000